Exhibit 5.1

Pacipic Nexus IntelliTech Group P.O. Box 31119 Grand Pavilion, Hibiscus Way 802 West Bay Road, Grand Cayman KY1 - 1205 Cayman Islands	D: +852 3656 6054 E: nathan.powell@ogier.com D: +852 3656 6061 E: florence.chan@ogier.com

Reference: FYC/AGC/514760.00001

20 March 2026

Dear Sirs

Pacipic Nexus IntelliTech Group (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) of 5,000,000 ordinary shares of US$0.0001 par value each of the Company (the Ordinary Shares), plus an option to issue up to an amount of Ordinary Shares equal to 15 percent (15%) of the total number of Ordinary Shares sold in the Offering solely to cover the over-allotment option to be granted to the underwriters (the Underwriters) (collectively, the IPO Shares).

We are furnishing this opinion as Exhibits 5.1 and 8.1 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents and conducted the following search:

(a)	the certificate of incorporation of the Company dated 25 August 2025 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the memorandum and articles of association of the Company adopted at incorporation (the Memorandum and Articles);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen's Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li Cecilia Li	Yuki Yan David Lin Alan Wong Janice Chu Zhao Rong Ooi Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(c)	the form of the amended and restated memorandum and articles of association of the Company to be adopted by the Company with effect from the effectiveness of the Registration Statement (the Post IPO Memorandum and Articles);

(d)	a certificate of good standing dated 19 March 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(e)	the register of directors and officers of the Company filed with the Registrar on 25 August 2025 (the ROD);

(f)	the register of members of the Company provided by the Company on 20 February 2026 (the ROM, and together with the ROD, the Registers);

(g)	a certificate from a director of the Company dated 20 March 2026 as to certain matters of facts (the Director's Certificate);

(h)	the written resolutions of the directors of the Company dated 20 March 2026 approving the Company's filing of the Registration Statement and issuance of the IPO Shares (the Board Resolutions);

(i)	the Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 20 March 2026 (the Register of Writs); and

(j)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copies of documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)

the Board Resolutions were duly passed in accordance with the Memorandum and Articles and remains in full force an effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	neither the directors nor the shareholders of the Company have taken any steps to appoint a liquidator of the Company, restructuring officer and no receiver has been appointed over any of the Company’s property or assets;

(h)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(i)	the Company will duly adopt the Post IPO Memorandum and Articles to take effect prior to the issuance of the IPO Shares and upon the issuance of the IPO Shares, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

(j)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any IPO Shares and none of the IPO Shares have been offered or issued to residents of the Cayman Islands; and

(k)	prior to and upon the issuance of the IPO Shares, the Company currently will be able to pay its liabilities as they fall due.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised Share Capital

(b)	The authorised share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each.

Valid Issuance of IPO Shares

(c)	The IPO Shares to be issued pursuant to the Offering have been duly authorised for issuance, and when:

(i)	issued and allotted in accordance with the Registration Statement, the Board Resolutions and the Post IPO Memorandum and Articles, and against full payment of the consideration as set out in the Registration Statement, which shall not be less than the par value per IPO Share; and

(ii)	such issuance of IPO Shares has been duly registered in the Company's register of members as fully paid shares, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect such issuance and allotment, the shareholders as recorded in the register of members will be deemed to have legal title to the IPO Shares set against their respective name.

Registration Statement

(d)	The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation” and "Enforcement of Civil Liabilities", in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the documents we reviewed to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement (or as to how the commercial terms of the Offering reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than, to the extent expressly provided herein, the Memorandum and Articles) entered into by or binding on the Company.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company's good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings "Enforcement of Civil Liabilities" and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the IPO Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier